Exhibit 1.2

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044

July 31, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual General Meeting of Shareholders of KongZhong Corporation. We will hold the meeting on September 12, 2007 at 10 a.m., Beijing time, at our offices on the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the Annual General Meeting, our Proxy Statement, a form of proxy card and a copy of our 2006 Annual Report. At this year’s Annual General Meeting, the agenda includes proposals to re-elect two Directors and reappoint our independent auditors for the 2007 fiscal year.

Our Board of Directors has decided that each of the proposals is in the best interests of the Company and its shareholders and therefore recommends that you vote FOR each of these proposals.

Your vote is very important to us. Whether or not you plan to attend the Annual General Meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy card in the self-addressed envelope that we have included for your convenience. Submitting the proxy before the Annual General Meeting will not preclude you from voting in person at the Annual General Meeting should you decide to attend.

Sincerely,

Yunfan Zhou
Chief Executive Officer
Beijing, China

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044

Notice of 2007 Annual General Meeting of Shareholders

July 31, 2007

The 2007 Annual General Meeting of Shareholders of KongZong Corporation will be held at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China, on September 12, 2007, at 10 a.m., Beijing time, for the following purposes:

1.	To consider and vote upon the nomination of incumbent Directors Yunfan Zhou and Hui (Tom) Zhang for new three-year terms;

2.	To consider and vote upon the reappointment of Deloitte Touche Tohmatsu as our independent auditors for the 2007 fiscal year; and

3.	To transact such other business as may properly come before the Annual General Meeting.

Additional information regarding the matters to be acted on at the Annual General Meeting can be found in the accompanying Proxy Statement.

All holders of record of the Company’s ordinary shares (but not holders of American Depositary Shares) as of July 31, 2007, will be entitled to attend and vote at the Annual General Meeting.

This notice of 2007 Annual General Meeting of Shareholders, the Proxy Statement and a copy of the Company’s 2006 Annual Report are also available through our website at http://ir.kongzhong.com.

By Order of the Board of Directors,

Yunfan Zhou
Chief Executive Officer
Beijing, China

SHAREHOLDERS: PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO IT IS RECEIVED NO LATER THAN SEPTEMBER 11, 2007, 10 A.M., BEIJING TIME.

KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

September 12, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of KongZhong Corporation, a company incorporated under the laws of the Cayman Islands (the “Company”), to be used at our 2007 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China, on September 12, 2007, at 10 a.m., Beijing time, and at any adjournments or postponements of the Annual General Meeting.

The Board of Directors has established July 31, 2007 (the “Shareholders Record Date”) as the date used to determine those record holders of the Company’s ordinary shares to whom the notice of 2007 Annual General Meeting will be sent. The Board of Directors has established July 31, 2007 (the “ADS Holders Record Date”) as the date used to determine those record holders of the Company’s ADSs to whom the notice of 2007 Annual General Meeting will be sent. If you properly cast your vote by executing and returning the enclosed proxy card (and, in the case of shareholders, if your proxy is not subsequently revoked), your vote will be voted in accordance with your instructions. If you execute and return the enclosed proxy card but do not give instructions as to how to vote, your proxy will be voted FOR each proposal described in this Proxy Statement and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual General Meeting.

A shareholder executing a proxy may revoke it before it is exercised by giving written notice revoking the proxy to our Secretary, by subsequently filing another proxy bearing a later date or by attending the Annual General Meeting and voting in person. A vote cast in accordance with the instructions of a proxy shall be valid notwithstanding (i) the death or unsoundness of mind, subsequent to the execution of the proxy but prior to the Annual General Meeting, of the shareholder who executes the proxy, or (ii) revocation of the proxy, if no written instrument setting forth such death, insanity or revocation shall have been received by the Company at its office as specified in the Notice of 2007 Annual General Meeting of Shareholders no later than one hour prior to the commencement of the Annual General Meeting or of any adjournments or postponements of the Annual General Meeting. Attending the Annual General Meeting without further action will not automatically revoke your proxy.

Quorum and Voting Requirements

Two shareholders present in person or by proxy and holding shares representing in the aggregate no less than 33 1/3% of the outstanding voting shares will constitute a quorum for the transaction of business at the Annual General Meeting.

The affirmative vote of two-thirds of the outstanding voting shares present in person or by proxy is required to approve Special Resolutions. The affirmative vote of a majority of the outstanding voting shares present in person or by proxy is required to approve all other proposals.

Expenses of Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual General Meeting. We will reimburse the depositary bank for our ADSs, Citibank, N.A., for costs incurred by it in mailing proxy materials to ADS holders in accordance with our Deposit Agreement.

Annual Report

A copy of our 2006 Annual Report is enclosed. Our 2006 Annual Report is also available through our website at http://.ir.kongzhong.com. Our Annual Report does not constitute proxy soliciting material.

PROPOSALS

Proposal No. 1: Ordinary Resolution to Re-elect Yunfan Zhou and Hui (Tom) Zhang as Director

Our Board consists of five directors, each serving a three-year term. The terms of the directors are staggered.Two directors’ terms expire at this year’s Annual General Meeting of Shareholders. The Board has nominated the incumbents, Directors Yunfan Zhou and Hui (Tom) Zhang, for new terms to expire at the 2010 Annual General Meeting of two Shareholders.

Yunfan Zhou, 33, one of our founders, has served as the chairman of the board of directors of our company and our chief executive officer since our inception in May 2002. His current board term expires in 2007. Prior to establishing our company, Mr. Zhou served as vice president, executive vice president and general manager of Sohu.com Inc., an Internet portal company, from October 2000 to March 2002. In June 1999, Mr. Zhou co-founded ChinaRen Inc., an Internet portal and community company, and served as chief operating officer and general manager until October 2000, when ChinaRen Inc. merged into Sohu.com Inc. Mr. Zhou holds a master’s degree in electrical engineering from Stanford University and a bachelor’s degree in electrical engineering from Tsinghua University.

Hui (Tom) Zhang, 34, has been an independent director of our company since January 2006. His current board term expires in 2007. Dr. Zhang is the co-founder and CEO of Innofidei Inc., a fabless semiconductor company in China founded in 2006. Dr. Zhang is also a co-founder of Vimicro International Corporation (Nasdaq: VIMC), a leading fabless semiconductor company in China founded in 1999. Dr. Zhang also serves as an independent director of China Techfaith (Nasdaq: CNTF) and Qiao Xing Mobile Communication Co., Ltd. (NYSE: QXM). He is secretary general of the Mobile Multimedia Technology Alliance (MMTA). Dr. Zhang received a bachelor of science degree from the University of Science & Technology of China and a Ph.D. in electrical engineering from the University of California at Berkeley. He received the 2005 University of California at Berkeley Outstanding Engineering Alumni Award.

The Board recommends a vote FOR the re-election of Yunfan Zhou and Hui (Tom) Zhang.

Proposal No.2. Ordinary Resolution to Reappoint Our Independent Auditors

The Board proposes that Deloitte Touche Tohmatsu be reappointed as the Company’s independent auditors for the fiscal year 2007, to hold office until the 2008 Annual General Meeting.

If the appointment of Deloitte Touche Tohmatsu is not approved by the shareholders, Deloitte Touche Tohmatsu will nevertheless remain the Company’s independent auditor until another independent auditor is appointed by the shareholders or until it resigns from such position.

Audit Fees

The table below summarizes the fees that the Company paid or accrued for services provided by Deloitte

	2005	2006
	(In U.S. dollars)
Audit Fees	$200,000	$300,000
Audit Related Fees	1,542	-
Total	$201,542	$300,000

The Board of Directors recommends a vote FOR appointing Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year 2007, to hold office until the next Annual General Meeting.

OTHER MATTERS

At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual General Meeting. If other matters properly come before the Annual General Meeting, the persons named in the accompanying form of proxy card will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Yunfan Zhou

Chief Executive Officer
Beijing, China